UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2020

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	IHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On November 5, 2020, Independence Holding Company issued a news release announcing its 2020 third-quarter results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits:

Exhibit 99.1	News Release of Independence Holding Company dated November 5, 2020: Independence Holding Company Announces 2020 Third-Quarter and Nine-Month Results.
Exhibit 104	Cover Page Interactive Data File ( embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY
(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	November 9, 2020

EXHIBIT 99.1

INDEPENDENCE HOLDING COMPANY	CONTACT: Loan Nisser
96 CUMMINGS POINT ROAD	(646) 509-2107
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2020 THIRD-QUARTER AND NINE-MONTH RESULTS

Stamford, Connecticut, November 5, 2020. Independence Holding Company (NYSE: IHC) today reported 2020 third-quarter and nine-month results.

Financial Results

Net income of $8,688,000, or $.59 per share for the three months ended September 30, 2020 compared to $6,142,000 or $.41 per share, diluted, for the three months ended September 30, 2019.  Net income was $13,387,000 or $.90 per share, diluted, for the nine months ended September 30, 2020 compared to $21,716,000 or $1.45 per share, diluted, for the nine months ended September 30, 2019.  In the third quarter of 2020, the Company recorded an arbitration award of $3,664,000 net of legal expenses and income taxes.

 The Company reported revenues of $113,220,000 for the three months ended September 30, 2020 compared to revenues for the three months ended September 30, 2019 of $95,165,000. The Company reported revenues of $324,522,000 for the nine months ended September 30, 2020 compared to revenues for the nine months ended September 30, 2019 of $284,469,000. The increase in revenues primarily relates to an increase for the Paid Family Leave business and higher premium volume in our pet insurance business.

Chief Executive Officer’s Comments

Roy T. K. Thung, Chief Executive Officer, commented, “We are pleased with the increases in net income and revenues for the quarter, especially in light of the significant expenses we have incurred in ramping up in this quarter and for the nine months in order to be prepared for the majority of our senior sales, which will occur in the fourth quarter as a result of the 2021 Annual Enrollment Period (“AEP”).  For decades, IHC has been known for its disciplined profitable underwriting results in niche health and disability policies produced by its three insurance companies: Madison National Life (“MNL”), Standard Security Life (“SSL”) and Independence American Insurance Company (“IAIC”).  While all three continue to produce exceptional underwriting results in group disability, New York statutory disability (“DBL”) and paid family leave (“PFL”), pet insurance and ancillary health products, over the last several years we have made significant inroads into distribution in two of the fastest growing insurance markets: seniors and pet parents.  With respect to our highly profitable disability division, MNL has delivered consistently exceptional underwriting results which we believe will continue in 2021 and beyond. SSL is one of the leading writers of DBL and PFL insurance with approximately $115 million of premiums on an annual basis.  We will realize another significant increase in premiums next year as the New York Department of Financial Services has raised rates on PFL by 89% for 2021.

We are very excited by the progress we have made in, and the prospects for, our pet insurance division.  Pet insurance is one of the fastest growing types of coverage, yet there remains tremendous growth potential as less than 2% of pets are insured in the United States, compared to 25% or more in many European countries.  Pet insurance is now one of the most requested employee benefits, and work-site insurers are taking note.  This is demonstrated by the acquisition last year by MetLife, Inc. (“MetLife”) of PetFirst Healthcare, LLC (which uses IAIC its underwriter) and the recent purchase by Aflac Incorporated of an approximate 9% stake in one of the largest pet insurers in the United States for $200 million.  We believe that IHC is very well-positioned to take advantage of this trend as a result of our product expertise and the TailTrax app.  We currently have agreements in place to partner with well-known insurers to offer PetPartners’ pet insurance through their work-site distribution, and we are in discussions with several more.  In order to prepare for this potentially material growth, we are making significant investments in our pet infrastructure in order to handle the expected volume.

Our pet division will underwrite an aggregate of $117 million of annualized written premium (approximately 200,000 dogs and cats) by the end of this year and we expect continued significant growth in 2021 and beyond.   Our compound annual growth rate in earned premium will be 48% from 2018 to 2020.  Our pet division is comprised of two sub-divisions, both of which use IAIC as their underwriter: (i) PetPartners, our “controlled” distribution and administrator, which has an exclusive relationship with The American Kennel Club (“AKC”) and is rapidly expanding through partnerships to access well-known brands (commonly referred to as “white-labeling”) and (ii) our managing general agency distribution under which IAIC serves as the underwriter for three well-known companies: MetLife, Figo Pet Insurance and Pets Best Insurance Services, LLC.  Our distribution is quite varied; we sell through breeders, employee benefit platforms, affinity partners, white-label partnerships with financial institutions (including well-known insurance companies), direct-to-consumer comparison shopping sites (also known as aggregators), and veterinary offices.  In 2021, our pet division will also accelerate its generation of non-risk revenue through the newest brand asset to the Pet Division, TailTrax, an all-inclusive subscription-based app with Tele-Vet and other high-touch engagement features.  This app will be available without charge to insureds of PetPartners.  In addition, we will begin in 2021 to generate revenues from our site Petplace.com, which is one of the leading sites for veterinarian-curated pet information with one million visitors per month.

Finally, we have invested heavily to ramp up our stand-alone InsureTech agencies by deploying cutting-edge technology systems, marketing and data science initiatives, online portals, and robust agent training platforms that help match consumers with the healthcare policy and carrier that best fits their needs. Collectively, our agencies have approximately 13,000 contracted agents that utilize our platforms to quote and enroll products from both IHC and major third party carriers.  This division is comprised of: (i) our senior sales agents and career advisors who harvest mostly proprietary leads generated by our marketing technology, (ii) our health call center agents who focus on serving the needs of consumers under the age of 65, including USAA and other affinity group members and their families; this unit provides Affordable Care Act (“ACA”) coverage, Short Term Medical, Hospital Indemnity, and many other ancillary health policies, and (iii) our Independence Brokerage Group agency (“IBG”) and web-based entity (WBE) that provide a platform for independent agents to sell ACA and ancillary health plans to individual consumers and small groups.  Our call center has grown from 57 licensed agents at the end of 2019 to 170 agents at the start of open enrollment in 2020, the vast majority of whom currently serve our senior division. Our organic lead development and routing systems have scaled significantly, and continue to grow with the development of fully owned lead generation brands, tools and routes. We’re confident that the rapid advancements in our marketing technology division (“MarTech”) will fuel continued agent growth and consumer engagement during the key enrollment periods of 2021.

We are now in the midst of the 2021 AEP, which began on October 15, 2020. Our senior division agents focus on selling Medicare Advantage (“MA”) as well as IAIC’s Medicare Supplement and ancillary senior products.  MA is one of the fastest-growing health insurance products in the country.  We are proud of how far we have come in 2020, and we are well positioned to continue to expand our senior call center for the 2022 AEP.  Our under-age 65 call center will benefit this year from the growth in the number of ACA carriers and an improved financial position arising from a generally higher rate of commission income.  IBG is the primary source of specialty health sales for IAIC.  Agents utilizing our WBE placed over 250,000 members in individual ACA plans (as well as IAIC’s off-exchange ancillary products like dental, critical illness and accident medical coverage) in 2020, making it one of the leading agent-driven platforms in the market. We are in the process of upgrading the site to provide a more intuitive consumer workflow, allowing our agents to help clients who want to enroll with minimal agent interaction.

Mr. Thung added, “IHC has a very strong balance sheet with no indebtedness and a very substantial amount of free cash at the corporate level and significant excess capital in our insurance companies. Our book value was $31.90 per share at September 30, 2020.  IHC increased its annual dividend to $.44 per share in 2020, which is the sixth increase since December 2014 when the annual dividend paid to the stockholders was $.07 per share. Our overall investment portfolio continues to be very highly rated (on average, AA) and has an effective duration of under three years.  Year–to-date, the Company has repurchased 239,784 shares, for $7,352,000, including 36,377 in connection with a tender offer in May 2020, and is still repurchasing shares on a daily basis as the market permits at these prices up to the maximum allowable, so as to provide liquidity to the market.  In conclusion, we have made, and are continuing to make, material investments in ramping up our pet and senior marketing divisions, which has impacted our earnings.  We believe these investments should drive significant accretion in shareholder value”.

About The IHC Group

Independence Holding Company (NYSE: IHC), formed in 1980, is a holding company that is principally engaged in underwriting, administering and/or distributing group and individual specialty benefit products, including disability, supplemental health, pet, and group life insurance through its subsidiaries (Independence Holding Company and its subsidiaries collectively referred to as “The IHC Group”).  The IHC Group consists of three insurance companies (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company). We also own the following agencies: (i) PetPartners, Inc., our pet insurance administrator; (ii) IHC Specialty Benefits, Inc., a technology-driven full-service marketing and distribution company that focuses on small employer and individual consumer products through its call center, career agents, and Independence Brokerage Group; and (iii) The INSX Cloud Platform through My1HR, our wholly owned Web Based Entity. Our InsureTech division is comprised of our call centers, field and career agents, in-house MarTech artificial intelligence capabilities and domains, including www.healthedeals.com; www.healthinsurance.org; www.medicareresources.org; www.petplace.com; and www.mypetinsurance.com.

Forward-looking Statements

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission. IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

INDEPENDENCE HOLDING COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

September 30, 2020

(In Thousands, Except Shares and Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
REVENUES:
Premiums earned	$100,124	$86,453	$294,865	$254,189
Net investment income	2,793	3,964	9,172	12,094
Fee income	3,872	2,938	12,062	10,833
Other income	6,361	880	7,490	5,443
Net investment gains	70	930	933	2,556
Net impairment losses recognized in earnings	-	-	-	(646)
	113,220	95,165	324,522	284,469

EXPENSES:
Insurance benefits, claims and reserves	49,827	41,398	158,474	128,927
Selling, general and administrative expenses	52,684	44,348	149,237	127,083

	102,511	85,746	307,711	256,010

Income before income taxes	10,709	9,419	16,811	28,459
Income taxes	1,977	3,248	3,219	6,482

Net income	8,732	6,171	13,592	21,977
(Income) from noncontrolling interests	(44)	(29)	(205)	(261)

NET INCOME ATTRIBUTABLE TO IHC	$8,688	$6,142	$13,387	$21,716

Basic income per common share	$.59	$.41	$.91	$1.46

WEIGHTED AVERAGE SHARES OUTSTANDING	14,670	14,879	14,763	14,919

Diluted income per common share	$.59	$.41	$.90	$1.45

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	14,720	14,941	14,799	14,985

As of November 4, 2020, there were 14,637,850 common shares outstanding, net of treasury shares.

INDEPENDENCE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	September 30,	December 31,
	2020	2019

ASSETS:
Investments:
Short-term investments	$1,133	$50
Securities purchased under agreements to resell	78,313	107,157
Fixed maturities, available-for-sale	419,284	384,974
Equity securities	3,760	3,747
Other investments	8,068	15,208
Total investments	510,558	511,136

Cash and cash equivalents	21,677	21,094
Due and unpaid premiums	29,096	26,244
Due from reinsurers	357,635	362,969
Goodwill	75,891	60,165
Other assets	84,730	72,695

TOTAL ASSETS	$1,079,587	$1,054,303

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$174,114	$164,802
Future policy benefits	199,195	201,205
Funds on deposit	141,212	140,951
Unearned premiums	15,865	7,282
Other policyholders' funds	11,693	12,049
Due to reinsurers	3,432	5,016
Accounts payable, accruals and other liabilities	64,403	61,049

TOTAL LIABILITIES	609,914	592,354

Commitments and contingencies
Redeemable noncontrolling interest	2,413	2,237

STOCKHOLDERS’ EQUITY:
Preferred stock (none issued)	-	-
Common stock	18,625	18,625
Paid-in capital	124,354	122,717
Accumulated other comprehensive income	3,918	1,212
Treasury stock, at cost	(76,686)	(69,724)
Retained earnings	397,005	386,864

TOTAL IHC STOCKHOLDERS’ EQUITY	467,216	459,694
NONREDEEMABLE NONCONTROLLING INTERESTS	44	18

TOTAL EQUITY	467,260	459,712

TOTAL LIABILITIES AND EQUITY	$1,079,587	$1,054,303